UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2009
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On August 3, 2009, TD AMERITRADE Holding Corporation entered into Amendment No. 2 and Waiver (“Amendment No. 2”) to the Stockholders Agreement (the “Stockholders Agreement”), dated as of June 22, 2005, as amended, among TD AMERITRADE, The Toronto-Dominion Bank (“TD”), J. Joe Ricketts, his wife and certain trusts created for the benefit of their family (together, the “Ricketts Holders”). TD and its affiliates own approximately 265 million shares of common stock of TD AMERITRADE, and the Ricketts Holders own approximately 94 million shares of common stock of TD AMERITRADE. In addition, TD AMERITRADE transacts business and has extensive relationships with TD and certain of its affiliates, a description of which is contained in TD AMERITRADE’s proxy statement filed with the SEC on January 6, 2009 and incorporated herein.
Under Amendment No. 2:
•	TD AMERITRADE consented to the termination of the waiver by TD of its right to designate one of its five TD directors, which had enabled Joseph H. Moglia to remain on the board of directors as chairman, thereby permitting TD to regain its right to designate a fifth director.
•	The parties waived certain provisions of the Stockholders Agreement and the certificate of incorporation to permit Mr. Moglia to fill the existing vacancy on the board of directors created by the reduction in ownership of TD AMERITRADE stock by the Ricketts Holders and the resulting resignation of one of the directors designated by the Ricketts Holders.
•	The Stockholders Agreement was amended as follows:
•	the directors designated by TD will be comprised of two class I directors, two class II directors and one class III director and
•	in the event the Ricketts Holders are entitled to designate a director during any time that Mr. Moglia serves as chairman of the board pursuant to his employment agreement, TD agrees to waive its right to designate one of its five directors to accommodate the continued service of Mr. Moglia as chairman of the board of directors, and TD would cause one of its five designated directors to resign to permit a director designated by the Ricketts Holders to join the board of directors pursuant to the terms of the Stockholders Agreement. This waiver by TD of its right to designate one of its five directors would continue only so long as Mr. Moglia serves as chairman of the board pursuant to his employment agreement. Upon Mr. Moglia ceasing to be chairman of the board, the waiver would expire and TD would have the right to designate the full number of TD directors provided for in the Stockholders Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: August 7, 2009	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer